EXHIBIT 99.1

CabelTEL
International Corporation


                       CabelTel International Corporation
                       Reports 2006 First Quarter Results

Dallas, Texas (Business Wire) May 24, 2006: CabelTel International Corporation (AMEX: GBR, "the Company"), a Dallas-based company with investments in a retirement center, gas and oil wells, a North Texas outlet mall and a Bulgarian telecommunications company, today reported a net loss of $298,000 or $0.31 per share for the three months ended March 31, 2006, compared to a loss of $137,000 and $0.14 per share for the same period in 2005.

On October 12, 2004, the Company acquired, for 31,500 shares of newly-designated 2% Series J Preferred Stock, 74.8% of CableTEL AD ("CableTEL"), a Bulgarian telecommunications company. The terms of the acquisition agreement require the Company to present a proposal to its stockholders to approve the mandatory exchange of all shares of Series J Preferred Stock into 8,788,500 shares of common stock which, if approved by stockholders, would represent 90% of the resulting total issued and outstanding shares of common stock in the Company. As of this date, the exchange has not occurred. The Company's financial statements do not reflect CableTEL AD and will not do so until the exchange is completed.

Key items for the three months ended March 31, 2006, compared to the same period in 2005 included:

The Company reported a net loss of $298,000 for the three months ended March 31, 2006 as compared to a net loss of $137,000 for the three period ending March 31, 2005.

For the three months ended March 31, 2006, the Company recorded revenues of $1.2 million for its real estate operations, as compared to $1.1 million for the three months ended March 31, 2005.

For the three months ended March 31, 2006, revenues for the oil and gas operation was $454,000 as compared to $414,000 for the three months ended March 31, 2005. The increase was due principally to increases in the price of crude oil.

For the three months ended March 31, 2006, real estate operating expenses were $878,000 as compared to $606,000 for the three months ended March 31, 2005. The increase was due principally to increases in operating costs, including promotional expenses, for the Gainesville outlet mall during the period.

For the three months ended March 31, 2006, operating expenses for the oil and gas operation were $331,000 as compared to $267,000 for the three months ended March 31, 2005. The increase was due principally to the cost of well repairs.

For the three months ended March 31, 2006, the depletion, depreciation and amortization expense was $125,000 as compared to $109,000 for the three months ended March 31, 2005.

For the three months ended March 31, 2006, interest income was $317,000 as compared to $95,000 for the three months ended March 31, 2005. The increase was due principally to an increase in notes receivable due from CableTEL AD, a related party, in 2006, as compared to 2005.

Interest expense was $460,000 for the three months and three months ended March 31, 2006 as compared to $190,000 for the three months and three months ended March 31, 2005. The increase was primarily due to interest paid on borrowings which funded the increased notes receivable from CableTEL mentioned above.

CabelTel International Corporation (AMEX: GBR) is a Dallas-based company with investments in a retirement center, gas and oil wells, a North Texas outlet mall and a Bulgarian telecommunications company. For more information, go to the Company's website at www.cabeltel.us.

     Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
     Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words "estimate", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Report and in the documents incorporated herein by reference. CabelTel International Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company's Form 10-K for the fiscal year ended December 31, 2005.

     Contact:
     Gene Bertcher or Oscar Smith (972) 407-8400


                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (Amounts in thousands)

                                                              March 31,    December 31,
Assets                                                          2006           2005
                                                            (Unaudited)
                                                            ------------   ------------
Current assets
         Cash and cash equivalents                          $        135   $        650
         Accounts receivable-trade                                   326            339
         Note receivable                                             156            306
         Other current assets                                        340            179
                                                            ------------   ------------

                  Total current assets                               957          1,474

Notes receivable net of deferred income                              310            309

Property and equipment, at cost
         Land and improvements                                     2,232          2,232
         Buildings and improvements                                5,299          5,298
         Equipment and furnishings                                   294            292
         Proven oil and gas properties (full cost method)          1,401          1,401
                                                            ------------   ------------
                                                                   9,226          9,223
                   Less accumulated depreciation and
                           depletion                               1,048            963
                                                            ------------   ------------
                                                                   8,178          8,260

Deferred tax asset                                                 1,161          1,161

Due from CableTEL AD - related party                               8,236          8,004

Other assets                                                         866            872
                                                            ------------   ------------

                                                            $     19,708        $20,080
                                                            ============   ============


                       CabelTel International Corporation
                     Consolidated Balance Sheets - Continued
                  (Amounts in thousands, except share amounts)

                                                        March 31,     December 31,
Liabilities and Stockholders' equity                      2006            2005
                                                      (Unaudited)
                                                      ------------    ------------
Current liabilities
         Current maturities of long-term debt         $      2,384    $      2,383
         Accounts payable - trade                              690             842
         Accrued expenses                                      990           1,236
         Other current liabilities                             414             371
                                                      ------------    ------------

                  Total current liabilities                  4,478           4,832

Long-term debt                                              13,527          13,560

Other long term liabilities                                  1,249             936
                                                      ------------    ------------

                  Total liabilities                         19,254          19,328

Stockholders' equity
         Preferred stock, Series B                               1               1
         Preferred stock, Series J 2%                        3,150           3,150
         Preferred stock, Series J 2% contra equity         (3,150)         (3,150)
         Common stock $.01 par value; authorized,
                  4,000,000 shares; 976,955 shares
                  issued and outstanding                        10              10
         Additional paid-in capital                         55,966          55,966
         Accumulated deficit                               (55,523)        (55,225)
                                                      ------------    ------------

                                                               454             752
                                                      ------------    ------------

                                                      $     19,708    $     20,080
                                                      ============    ============

                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                           For The Three Month
                                                               Period Ended
                                                                 March 31,
                                                             2006        2005
                                                           -------     -------
(Unaudited)
Revenue
         Real estate operations                            $ 1,176     $ 1,100
         Oil and gas operations                                454         414
                                                           -------     -------
                                                             1,630       1,514
                                                           -------     -------

Operating expenses
         Real estate operations                                878         606
         Oil and gas operations                                331         267
         Lease expense                                         236         231
         Depletion, depreciation and amortization              125         109
         Corporate general and administrative                  215         262
                                                           -------     -------
                                                             1,785       1,475
                                                           -------     -------

         Operating earnings (loss)                            (155)         39

Other income (expense)
         Interest income                                       317          95
         Interest expense                                     (460)       (190)
         Net loss on sale of assets                           --          (118)
         Other                                                --            32
                                                           -------     -------
                                                              (143)       (181)
                                                           -------     -------

Loss from continuing operations                               (298)       (142)

Discontinued operations
Gain (loss) from discontinued operations                      --             5
                                                           -------     -------

         Net earnings (loss) applicable to common shares      (298)       (137)
                                                           -------     -------

Earnings per common share - basic
         Continuing operations                             $ (0.31)    $ (0.14)
         Discontinued operations                              --          --
         Net earnings (loss) per share                     $ (0.31)    $ (0.14)
                                                           =======     =======

Weighted average of common and equivalent shares
outstanding - basic and diluted                                977         977